GUIDESTONE FUNDS
Medium-Duration Bond Fund
Quarterly Report from Adviser for the Quarter Ended March 31, 2006 PROCEDURES PURSUANT TO RULE 10F-3*



(1)	Name of Underwriters
Merrill Lynch Co., Morgan Stanley, Goldman Sachs & Co

(2)	Name of Issuer
Tenn Valley Authority

(3)	Title of Security
TVA5 3/8 04/01/56

(4)	Date of Prospectus
3/29/06

(5)	Amount of Total Offering
1,000,000,000

(6)	Unit Price
99.4320

(7)	Underwriting Discount
0.60%

(8)	Rating
AAA/AAA/AAA


(9)	Maturity Date
4/1/2056

(10)	Current Yield
5.406%

(11)	Yield to Maturity
5.408%

(12)	Subordination Features
Notes

(13)	Nature of Political Entity, if any, including in the
case of revenue bonds, underlying entity supplying the revenue
Tennessee Valley Authority

(14)	Total Par Value of Bonds Purchased
1,800,000

(15)	Dollar Amount of Purchases
$1,789,776

(16)	Number of Shares Purchased
1,800,000

(17)	Years of Continuous Operation
The company has been in continuous operation for greater than three years.

(18)	% of Offering Purchased by Fund
0.18%

(19)	% of Offering Purchased by Associated Funds
7.32%

(20)	Sum of (18) and (19)**
7.50%

(21)	% of Fund's Total Assets Applied to Purchase
0.65%

(22)	Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Morgan Stanley

(23)	Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?
No

(24)	Were Purchases Designated as Group Sales or otherwise
allocated to Goldman, Sachs & Co.?
No

(25)	Have the following conditions been satisfied:

(a)	The securities were part of an issue registered under the
Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section
3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?
Yes

(b)	The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c)	The underwriting was a firm commitment underwriting?
Yes


*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.



GUIDESTONE FUNDS
Quarterly Report from Adviser for the Quarter Ended March 31, 2006 PROCEDURES PURSUANT TO RULE 10F-3


1.	Name of Fund:
GuideStone Funds Growth Equity Fund (Marsico portion)
2.	Name of Issuer: Genworth Financial Inc. Class A
3.	Underwriter from whom purchased: Citigroup, JP Morgan,
Goldman, Lehman, Merrill Lynch, Morgan Stanley, UBS, Wachovia
4.	"Affiliated Underwriter" managing or participating in
underwriting syndicate: Banc of America Securities
5.	Aggregate principal amount of purchase by all investment
companies advised by the
	Adviser: $262,000,000 (includes all MCM accounts)
6.	Aggregate principal amount of offering: $2,332,342,307
7.	Purchase price (net of fees and expenses): $32.75
8.	Offering price at close of first day on which any sales
were made: $32.75
9.	Date of Purchase: 3/2/06
10.	Date offering commenced: 3/2/06
11.	Commission, spread or profit:  2.50%	 $.81875/ share

12.	Have the following conditions been satisfied?

a.	The securities are:

part of an issue registered under the Securities Act of 1933 which is being offered to the public;
YES

part of an issue of government securities;
NO

Eligible Municipal Securities;
NO

sold in an Eligible Foreign Offering; OR sold in an Eligible Rule 144A Offering?
NO

(See the GuideStone Funds Rule 10f-3 Procedures for definitions of the defined terms used herein.)


b.	(1)	The securities were purchased prior to the end
of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
YES

(2)	If the securities to be purchased were offered
for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?
N/A

c.	The underwriting was a firm commitment underwriting?
YES

d.	The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during the same period?
YES

e.	The issuer of the securities, except for Eligible
Municipal Securities, and its predecessors have been in continuous operation for not less than three years?
YES

f.	(1)	The amount of the securities, other than those
sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed
25% of the principal amount of the offering; OR
YES

(2)	If the securities purchased were sold in an
Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed
25% of the total of:
N/A

(i)	The principal amount of the offering of
such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
144A(a)(1), plus

(ii)	The principal amount of the offering of
such class in any concurrent public
offering?

g.	(1)	No affiliated underwriter of the purchasing
Fund was a direct or indirect participant in or beneficiary of the sale; OR
YES

(2)	With respect to the purchase of Eligible
Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?
N/A

h.	Information has or will be timely supplied to the
appropriate officer of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees?
YES




GUIDESTONE FUNDS
Quarterly Report from Adviser for the Quarter Ended March 31, 2006 PROCEDURES PURSUANT TO RULE 10F-3


1.	Name of Fund: 	GuideStone Funds Low-Duration Bond Fund
2.	Name of Issuer: 	HART 2006-A A1
3.	Underwriter from whom purchased: 	JP Morgan Chase Bank
4.	"Affiliated Underwriter" managing or participating in
underwriting syndicate: 	ABN AMRO Incorporated
5.	Aggregate principal amount of purchase by all investment
companies advised by the Adviser: 	12,000,000.00
6.	Aggregate principal amount of offering: 	921,400,000.00
7.	Purchase price (net of fees and expenses): 	99.99062
8.	Offering price at close of first day on which any sales
were made: 	99.99062
9.	Date of Purchase: 	3/7/2006
10.	Date offering commenced: 	3/7/2006
11.	Commission, spread or profit:  SPR @ issue 68 vs. T 2.5 5/31/06

12.	Have the following conditions been satisfied?

a.	The securities are:

part of an issue registered under the Securities Act of 1933 which is being offered to the public;

Eligible Municipal Securities;             YES
sold in an Eligible Foreign Offering; OR sold in an Eligible Rule 144A Offering?

(See the GuideStone Funds Rule 10f-3 Procedures for definitions of the defined terms used herein.)

b.	(1) The securities were purchased prior to the end of
the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
YES

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

c.	The underwriting was a firm commitment underwriting?
YES

d.	The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during the same period?
YES

e.	The issuer of the securities, except for Eligible
Municipal Securities, and its predecessors have been in continuous operation for not less than three years?
YES

f.	(1) The amount of the securities, other than those
sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the principal amount of the offering; OR
YES

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

(i)	The principal amount of the offering of such
class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii)	The principal amount of the offering of such
class in any concurrent public offering?

g.	(1) No affiliated underwriter of the purchasing Fund
was a direct or indirect participant in or beneficiary of the sale; OR
YES

(2) With respect to the purchase of Eligible Municipal
Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

h.	Information has or will be timely supplied to the
appropriate officer of the Trust for inclusion on SEC
Form N-SAR and quarterly reports to the Trustees?
YES